Bitcoin Depot Reports Second Quarter 2025 Financial Results

Q2 Revenue up 6% Year-Over-Year to $172.1 Million

Q2 Net Income up 183% Year-Over-Year to $12.3 Million

Q2 Gross Profit up 32% Year-Over-Year to $30.9 Million

Q2 Adjusted EBITDA up 46% Year-Over-Year to $18.5 Million

ATLANTA – August 12, 2025 –Bitcoin Depot Inc. (Nasdaq: BTM) (“Bitcoin Depot” or the “Company”), a U.S.-based Bitcoin ATM operator and leading fintech company, today reported financial results for the second quarter ended June 30, 2025. Bitcoin Depot will host a conference call and webcast at 10:00 a.m. ET today. An earnings presentation and link to the webcast will be made available at ir.bitcoindepot.com.

“Bitcoin Depot delivered another strong quarter, with 6% revenue growth and a 46% increase in Adjusted EBITDA to $18.5 million,” said Brandon Mintz, Founder and CEO of Bitcoin Depot. “Our performance demonstrates the operating leverage in our business, driven by kiosk expansion, higher transaction volumes, and disciplined cost management. As a result, we significantly improved profitability, with net income more than tripling year-over-year, and further strengthened our balance sheet. With nearly $60 million in cash and digital assets, we are well-positioned to capitalize on growth opportunities, both in the U.S. and internationally. Looking ahead, we remain focused on scaling efficiently and delivering sustained value for our customers and shareholders.”

“In addition to our financial progress, we’ve taken meaningful steps to further strengthen our operations and enhance shareholder alignment. We eliminated our former UP-C corporate structure to simplify our governance and improve transparency, and continued to strategically add Bitcoin to our treasury. These actions reflect our long-term commitment to responsible growth, prudent capital allocation, and building a stronger, more shareholder-friendly company.”

Second Quarter 2025 Financial Results

Revenue in the second quarter of 2025 increased 6% to $172.1 million compared to $163.1 million in the second quarter of 2024. This increase was driven by increased kiosk deployment and higher median transaction size.

Total operating expenses declined 9% to $17.0 million for the second quarter of 2025 compared to $18.8 million for the second quarter of 2024 due to lower depreciation, insurance and share-based compensation expenses as the Company continues to optimize its cost structure as a steady-state public company.

Net income for the second quarter of 2025 increased 183% to $12.3 million compared to $4.4 million for the second quarter of 2024. Net income attributable to common shareholders increased to $6.1 million, or $0.16 per share, from a net loss of $2.6 million, or ($0.13) per share, in last year’s second quarter. The increase was due to higher revenue and income from operations in 2025, as well as a $2.3 million mark-to-market gain on the Company's BTC investment holdings.

Gross profit in the second quarter of 2025 increased 32% to $30.9 million from $23.4 million for the second quarter of 2024. Gross profit margin in the second quarter of 2025 increased approximately 360 basis points to 17.9% compared to 14.3% in the second quarter of 2024.

Adjusted EBITDA, a non-GAAP measure, in the second quarter of 2025 increased 46% to $18.5 million compared to $12.7 million for the second quarter of 2024. The increase was primarily due to the higher revenue and gross profit. Please see “Explanation and Reconciliation of Non-GAAP Financial Measures” below.

Cash, cash equivalents, and cryptocurrencies as of June 30, 2025, were $59.6 million compared to $31.0 million at the end of 2024. The company used $0.6 million in the second quarter of 2025 to acquire 6.00 more Bitcoin, bringing the total held for investment to 100.35 BTC.

Net cash flows provided by operations in the first six months of 2025 were $26.4 million compared to $11.5 million in the first six months of 2024.

Outlook

The Company expects revenue in the third quarter of 2025 to grow high-single digits on a percentage basis from the third quarter of 2024, and Adjusted EBITDA to be 20% to 30% above the prior year quarter.

Conference Call

Bitcoin Depot will hold a conference call at 10:00 a.m. Eastern time (7:00 a.m. Pacific time) today to discuss its financial results for the second quarter ended June 30, 2025.

Call Date: Tuesday, August 12, 2025

Time: 10:00 a.m. Eastern time (7:00 a.m. Pacific time)

Phone Instructions

U.S. and Canada (toll-free): 888-596-4144

U.S. (toll): 646-968-2525

Conference ID: 9071245

Webcast Instructions

Webcast link: https://edge.media-server.com/mmc/p/jfv35c2i/

A replay of the call will be available beginning after 2:00 p.m. Eastern time through August 19, 2025.

U.S. & Canada (toll-free) replay number: 800-770-2030

U.S. toll number: 609-800-9909

Conference ID: 9071245

If you have any difficulty connecting with the conference call, please contact Bitcoin Depot’s investor relations team at 1-949-574-3860.

About Bitcoin Depot

Bitcoin Depot Inc. (Nasdaq: BTM) was founded in 2016 with the mission to connect those who prefer to use cash to the broader, digital financial system. Bitcoin Depot provides its users with simple, efficient and intuitive means of converting cash into Bitcoin, which users can deploy in the payments, spending and investing space. Users can convert cash to bitcoin at Bitcoin Depot kiosks in 47 states and at thousands of name-brand retail locations in 31 states through its BDCheckout product. The Company has the largest market share in North America with over 8,800 kiosk locations as of June 2025. Learn more at www.bitcoindepot.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release and any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. Forward-looking statements are any statements other than statements of historical fact, and include, but are not limited to, statements regarding the expectations of plans, business strategies, objectives and growth and anticipated financial and operational performance, including our growth strategy and ability to increase deployment of our products and services, our ability to strengthen our financial profile, and worldwide growth in the adoption and use of cryptocurrencies. These forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events. Forward-looking statements are often identified by words such as “anticipate,” “appears,” “approximately,” “believe,” “continue,” “could,” “designed,” “effect,” “estimate,” “evaluate,” “expect,” “forecast,” “goal,” “initiative,” “intend,” “may,” “objective,” “outlook,“ ”plan,“ ”potential,“ ”priorities,“ ”project,“ ”pursue,“ ”seek,“ ”should,“ ”target,“ ”when,“ ”will,“ ”would,” or the negative of any of those words or similar expressions that predict or indicate future events or trends or that are not statements of historical matters, although not all forward-looking statements contain such identifying words. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond our control.

These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; failure to realize the anticipated benefits of the business combination; risks relating to the uncertainty of our projected financial information; future global, regional or local economic and market conditions; the development, effects and enforcement of laws and regulations; our ability to manage future growth; our ability to develop new products and services, bring them to market in a timely manner and make enhancements to our platform; the effects of competition on our future business; our ability to issue equity or equity-linked securities; the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries; and those factors described or referenced in filings with the Securities and Exchange Commission. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we do not presently know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this press release. We anticipate that subsequent events and developments will cause our assessments to change.

We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law. All written and oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

BITCOIN DEPOT INC.

CONSOLIDATED STATEMENTS OF (LOSS) INCOME

(in thousands, except share and per share amounts)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$172,108	$163,066	$336,334	$301,605
Cost of revenue (excluding depreciation and amortization)	139,382	136,708	270,473	257,995
Operating expenses:
Selling, general, and administrative	15,109	15,762	28,549	29,368
Depreciation and amortization	1,869	2,992	3,766	5,939
Total operating expenses	16,978	18,754	32,315	35,307
Income from operations	15,748	7,604	33,546	8,303
Other (expense) income:
Interest (expense)	(4,726)	(2,880)	(7,794)	(7,824)
Other income	2,330	34	1,241	40
Gain (loss) on foreign currency transactions	133	(138)	120	(265)
Income before provision for income taxes and non-controlling interest	13,485	4,620	27,113	254
Income tax (expense)	(1,162)	(270)	(2,614)	(132)
Net income	$12,323	$4,350	$24,499	$122
Net income attributable to non-controlling interest	6,253	6,911	14,235	4,221
Net income (loss) attributable to common stockholders	$6,070	$(2,561)	$10,264	$(4,099)

Net income per share of common stock - basic and diluted	$0.16	$(0.13)	$0.35	$(0.23)

Weighted average number of common shares outstanding - basic and diluted	37,541,637	19,432,011	29,406,538	18,016,761

BITCOIN DEPOT INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2025 (unaudited)	December 31, 2024
Assets
Current:
Cash and cash equivalents	$48,038	$29,472
Cryptocurrencies	11,563	1,510
Accounts receivable	38	275
Prepaid expenses and other current assets	3,052	3,076
Total current assets	62,691	34,333
Property and equipment:
Furniture and fixtures	635	635
Leasehold improvements	172	172
Kiosk machines - owned	38,209	36,831
Kiosk machines - leased	8,973	10,367
Total property and equipment	47,989	48,005
Less: accumulated depreciation	(23,448)	(21,158)
Total property and equipment, net	24,541	26,847
Intangible assets, net	1,568	2,320
Goodwill	8,717	8,717
Operating lease right-of-use assets, net	2,083	2,595
Deposits	1,109	734
Deferred tax assets	8,344	4,558
Total assets	$109,053	$80,104

BITCOIN DEPOT INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	June 30, 2025 (unaudited)	December 31, 2024
Liabilities and Stockholders’ (Deficit) Equity
Current:
Accounts payable	$10,087	$11,557
Accrued expenses and other current liabilities	16,933	14,260
Notes payable, current portion	8,757	6,022
Income taxes payable	4,549	2,207
Deferred revenue	361	20
Operating lease liabilities, current portion	795	858
Current installments of obligations under finance leases	3,061	3,446
Other non-income tax payable	—	2,259
Total current liabilities	44,543	40,629
Long-term liabilities
Notes payable, non-current	57,250	49,457
Operating lease liabilities, non-current	1,291	1,774
Obligations under finance leases, non-current	672	1,950
Deferred income tax, net	604	604
Tax receivable agreement liability due to related party, non-current	—	2,176
Total Liabilities	104,360	96,590
Commitments and Contingencies (Note 19)
Stockholders’ (Deficit) Equity
Series A Preferred Stock, $0.0001 par value; 50,000,000 authorized, 0 and 1,733,884 shares issued and outstanding, at June 30, 2025 and December 31, 2024, respectively	—	—
Class A common stock, $0.0001 par value; 800,000,000 authorized, 25,440,775 and 19,263,164 shares issued, and 25,250,155 and 19,072,544 shares outstanding at June 30, 2025 and December 31, 2024, respectively	3	1
Class E common stock, $0.0001 par value; 2,250,000 authorized, 0 and 1,075,761 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	—	—
Class M common stock, $0.0001 par value; 300,000,000 authorized, 41,193,024 and 0 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	4	—
Class V common stock, $0.0001 par value; 300,000,000 authorized, 0 and 41,193,024 shares issued and outstanding at June 30, 2025 and December 31, 2024, respectively	—	4
Treasury stock	(437)	(437)
Additional paid-in capital	36,069	21,491
Accumulated deficit	(33,234)	(44,349)
Accumulated other comprehensive loss	(249)	(342)
Total Stockholders’ Equity (Deficit) Attributable to Bitcoin Depot Inc.	2,156	(23,632)
Equity attributable to non-controlling interests	2,537	7,146
Total Stockholders’ Equity (Deficit)	4,693	(16,486)
Total Liabilities and Stockholders’ Equity	$109,053	$80,104

BITCOIN DEPOT INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands, except share and per share amounts)

(UNAUDITED)

	Six Months Ended June 30,
	2025	2024
Cash flows from Operating Activities:
Net income	$24,499	$122
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of deferred financing costs	395	808
Depreciation and amortization	3,766	5,939
Non-cash share-based compensation	1,072	2,625
Purchase of services in cryptocurrencies	443	806
Unrealized (gain) on cryptocurrencies	(623)	—
Deferred taxes	(3,786)	7
Write-off of deferred financing costs	—	3,136
Reduction in carrying amount of right-of-use assets	38	227
Cryptocurrency received as payment	(543)	(792)
Other	36	206
Change in operating assets and liabilities:
Deposits	(374)	(287)
Accounts receivable	237	(72)
Cryptocurrencies	(6)	219
Prepaid expenses and other current assets	24	(3,385)
Accounts payable	(1,471)	2,135
Accrued expenses and other current liabilities	2,676	207
Income taxes payable	2,342	328
Other non-income tax payable	(2,259)	(62)
Tax receivable agreement liability	(331)	—
Deferred revenue	341	(283)
Operating leases, net	(73)	(409)
Net Cash Flows Provided by Operations	26,403	11,475
Cash flows from Investing Activities:
Acquisition of property and equipment	(774)	(3,068)
Proceeds from sale of property and equipment	88	—
Acquisition of BTC for investment	(8,473)	(122)
Net Cash Flows Used In Investing Activities	(9,159)	(3,190)
Cash flows from Financing Activities:
Proceeds from issuance of notes payable	22,317	20,405
Principal payments on notes payable	(12,020)	(2,436)
Principal payments on finance lease	(1,663)	(4,193)
Payment of deferred financing costs	(163)	(19)
Proceeds from issuance of common stock, net	11,977	—
Cash paid in connection with Up-C restructuring	(8,895)	—
Purchase of treasury stock	—	(158)
Distributions	(10,117)	(7,748)
Net Cash Flows Provided by Financing Activities	1,436	5,851
Effect of exchange rate changed on cash and cash equivalents	(114)	47
Net change in cash and cash equivalents	18,566	14,183
Cash and cash equivalents - beginning of period	29,472	29,759
Cash and cash equivalents - end of period	$48,038	$43,942

Explanation and Reconciliation of Non-GAAP Financial Measures

Bitcoin Depot reports its financial results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release includes both historical and projected Adjusted EBITDA, Adjusted Gross Profit, and certain ratios and other metrics derived therefrom such as Adjusted EBITDA margin and Adjusted Gross Profit margin, which are not prepared in accordance with GAAP.

Bitcoin Depot defines Adjusted EBITDA as net income before interest expense, income tax expense, depreciation and amortization, non-recurring expenses, share-based compensation, expenses related to the PIPE financing and miscellaneous cost adjustments. Such items are excluded from Adjusted EBITDA because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, not driven by core results of operations and renders comparisons with prior periods and competitors less meaningful. In addition, Bitcoin Depot defines Adjusted Gross Profit (a non-GAAP financial measure) as revenue less cost of revenue (excluding depreciation and amortization) and depreciation and amortization adjusted to add back depreciation and amortization. Bitcoin Depot believes Adjusted EBITDA and Adjusted Gross Profit each provide useful information to investors and others in understanding and evaluating Bitcoin Depot’s results of operations, as well as provide a useful measure for period-to-period comparisons of Bitcoin Depot’s business performance. Adjusted EBITDA and Adjusted Gross Profit are each key measurements used internally by management to make operating decisions, including those related to operating expenses, evaluate performance and perform strategic and financial planning. However, you should be aware that Adjusted EBITDA and Adjusted Gross Profit are not measures of financial performance calculated in accordance with GAAP and may exclude items that are significant in understanding and assessing Bitcoin Depot’s financial results, and further, that Bitcoin Depot may incur future expenses similar to those excluded when calculating these measures. Bitcoin Depot primarily relies on GAAP results and uses both Adjusted EBITDA and Adjusted Gross Profit on a supplemental basis. Neither Adjusted EBITDA or Adjusted Gross Profit should be considered in isolation from, or as an alternative to, net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP and may not be indicative of Bitcoin Depot’s historical or future operating results. Bitcoin Depot’s computation of both Adjusted EBITDA and Adjusted Gross Profit may not be comparable to other similarly titled measures computed by other companies because not all companies calculate such measures in the same fashion. As such, undue reliance should not be placed on such measures.

Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from the projections of Adjusted EBITDA, together with some of the excluded information not being ascertainable or accessible, Bitcoin Depot is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.

The following table presents a reconciliation of Net (loss) income to Adjusted EBITDA for the periods indicated:

BITCOIN DEPOT INC.

RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Net income	$12,323	$4,350	$24,499	$122
Adjustments:
Interest expense	4,726	2,880	7,794	7,824
Income tax expense	1,162	270	2,614	132
Depreciation and amortization	1,869	2,992	3,766	5,939
Unrealized loss on cryptocurrency held for investment	(2,315)	—	(1,221)	—
Non-recurring expenses (1)	43	444	282	907
Share-based compensation	704	1,728	1,072	2,625
Adjusted EBITDA	$18,512	$12,664	$38,806	$17,549
Adjusted EBITDA margin (2)	10.8%	7.8%	11.5%	5.8%

(1)
Comprised of non-recurring professional service fees.
(2)
Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. The Company uses this measure to evaluate its overall profitability.

The following table presents a reconciliation of revenue to Adjusted Gross Profit for the periods indicated:

BITCOIN DEPOT INC.

RECONCILIATION OF REVENUE TO ADJUSTED GROSS PROFIT

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands)	2025	2024	2025	2024
Revenue	$172,108	$163,066	$336,334	$301,605
Cost of revenue (excluding depreciation and amortization)	(139,382)	(136,708)	(270,473)	(257,995)
Depreciation and amortization excluded from cost of revenue	(1,862)	(2,976)	(3,753)	(5,857)
Gross Profit	$30,864	$23,382	$62,108	$37,753
Adjustments:
Depreciation and amortization excluded from cost of revenue	$1,862	$2,976	$3,753	$5,857
Adjusted Gross Profit	$32,726	$26,358	$65,861	$43,610
Gross Profit Margin (1)	17.9%	14.3%	18.5%	12.5%
Adjusted Gross Profit Margin (1)	19.0%	16.2%	19.6%	14.5%

(1) Calculated as a percentage of revenue.

Contacts:

Investors
Cody Slach,
Gateway Group, Inc.
949-574-3860
BTM@gateway-grp.com

Media
Brenlyn Motlagh, Ryan Deloney
Gateway Group, Inc.
949-574-3860
BTM@gateway-grp.com